Exhibit 23.7

CONSENT OF NOMINEE FOR EXECUTIVE OFFICER OF

OCEANFREIGHT INC.

I hereby consent to the reference to me in the prospectus included in the registration statement on Form F-1 of OceanFreight Inc., as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Lefteris E. Vlassopoulos

Name:  Lefteris E. Vlassopoulos

Date:    April 14, 2007